As filed with the Securities and Exchange Commission on March 22, 2011
Registration No. 333-171390

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Advanced Photonix, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

33-0325826
(I.R.S. Employer Identification Number)

Advanced Photonix, Inc., 2925 Boardwalk, Ann Arbor, Michigan 48104, (734) 864-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard D. Kurtz, President and Chief Executive Officer, Advanced Photonix, Inc., 2925 Boardwalk, Ann Arbor, Michigan 48104, (734) 864-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

This post−effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the effective date hereof.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Advanced Photonix, Inc. (the “Company”) initially filed a Registration Statement on Form S-3, File Number 333- 171390, with the Securities and Exchange Commission on December 23, 2010 (the “Registration Statement”), pursuant to which the Company registered (i) shares of Class A Common Stock, par value $0.001 per share (“Class A Stock”); (ii) warrants to purchase Class A Stock (“Warrants”); and (3) units consisting of any combination of Class A Stock and Warrants (“Units” and together with the Class A Stock and Warrants, the “Securities”), in an aggregate amount not to exceed $7,000,000.

Prior to the date hereof, the Company sold 4,308,108 shares of Class A Stock under the Registration Statement in the aggregate amount of $6,964,000.  Accordingly, Securities with an aggregate value of $36,000 remain unsold and on the Registration Statement.  This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister any and all of the Securities that were registered for issuance pursuant to the Registration Statement and that remain unsold thereunder as of the date hereof.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act to remove from registration by means of a post-effective amendment any of the Securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, state of Michigan on March 22, 2011.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D. Kurtz
	Name:	Richard D. Kurtz
	Title:	Chairman of the Board, Chief Executive Officer, President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

PRINCIPAL EXECUTIVE OFFICER:

/s/ Richard D. Kurtz	Chairman of the Board,	March 22, 2011
Richard D. Kurtz	Chief Executive Officer,
President and Director

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

/s/ Robin F. Risser	Chief Financial Officer	March 22, 2011
Name: Robin F. Risser	and Director

DIRECTORS:

By: /s/ Richard D. Kurtz	Director	March 22, 2011
Name: Lance Brewer
By: Richard D. Kurtz, Attorney-in-Fact

By: /s/ Richard D. Kurtz	Director	March 22, 2011
Name: M. Scott Farese
By: Richard D. Kurtz, Attorney-in-Fact

By: /s/ Richard D. Kurtz	Director	March 22, 2011
Name: Donald Pastor
By: Richard D. Kurtz, Attorney-in-Fact

By: /s/ Richard D. Kurtz	Director	March 22, 2011
Name: Stephen P. Soltwedel
By: Richard D. Kurtz, Attorney-in-Fact